Exhibit 99.1

SOARING EAGLE ACQUISITION CORP.

BALANCE SHEET

	February 26, 2021	Pro Forma Adjustments	As Adjusted
	(As filed)	(Unaudited)	(Unaudited)
ASSETS:
Current asset:
Cash	$3,000,000	$—	$3,000,000

Total current assets	3,000,000	—	3,000,000
Cash held in Trust Account	1,725,000,000	—	1,725,000,000

Total assets	$1,728,000,000	$—	$1,728,000,000

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable and accrued offering costs	$784,260	$—	$784,260
Promissory Note - Related Party	300,000	—	300,000
Advance from Sponsor	156,333	—	156,333

Total current liabilities	1,240,593	—	1,240,593
Derivative warrant liabilities	—	107,692,500	107,692,500
Deferred underwriting compensation	60,375,000	—	60,375,000

Total liabilities	61,615,593	107,692,500	156,600,593
Class A ordinary shares subject to possible redemptions; 166,138,440 and 155,369,190 shares at $10 per share, actual and adjusted, respectively	1,661,384,400	(107,692,500)	1,553,691,900
Commitments and contingencies
Shareholders’ equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 6,361,560 and 17,130,810 shares issued and outstanding (excluding 166,138,440 155,369,190 shares subject to possible redemption), actual and adjusted, respectively	636	1,077	1,713
Class B ordinary shares, $0.0001 par value; 80,000,000 shares authorized; 43,125,000 shares issued and outstanding	4,312	—	4,312
Additional paid-in capital	5,000,059	13,336,770	18,336,829
Accumulated deficit	(5,000)	(13,337,847)	(13,342,847)

Total shareholders’ equity	5,000,007	—	5,000,007

Total liabilities and shareholders’ equity	$1,728,000,000	$—	$1,728,000,000